Data as of 12/31/17

Manager's Commentary

Market Review

In December, the strong technology rally within the Greater China equities space continued to unwind, given the weaker than expected smartphone demand. In particular, previous leaders, especially the smartphone component makers, led the correction in December. Sectors which had previously lagged, such as consumer and healthcare, benefited from fund rotation. On balance, the MSCI Golden Dragon Index (the "benchmark") returned 1.9% in USD terms in December and finished 2017 with 44% positive returns.

Fund Review

The China Fund, Inc. (the "Fund") outperformed its benchmark in December. This was partly due to market conditions that increasingly focus on corporate fundamentals and away from sentiment trading. We have long argued that select small- and mid-cap names within the Greater China equity universe are undervalued and in December, we started to see some recovery in these names. For example, the top contributor in December was a small-cap information technology ("IT") service provider in China. After the company changed from IT distribution to pure IT services, most investors were skeptical on its monetization model and the execution capability of its new business initiatives. The recent disclosure of its business plan and a contract win from the Guangzhou government helped to rebuild confidence in this stock.

On the negative side, the Fund's position within smartphone component makers was unsurprisingly a weak link. The top detractor over the month was a leading camera lens manufacturer headquartered in Taiwan. While this company continues to enjoy unchallengeable technology leadership and dominant market share, especially in high end smartphones, we expect some near term weakness over the next few quarters. Our strategy is to diversify our tech positioning into products with wider application including memory, packaging equipment, upstream foundry, etc.

Outlook

Greater China equities enjoyed a strong rally in 2017, taking the market valuation level slightly above the historical average. However, we need to note the returns have been highly concentrated - the IT sector alone accounts for almost half of the index total return. Excluding the technology sector, the remainder of the benchmark is trading at close to ten times forecasted 2018 Price/Earnings, which we believe remains an attractive valuation level. Another positive sign is that we are seeing some improvements in corporate behavior. For select consumer stocks, for instance, management teams are increasingly focused on profitability rather than just chasing scale growth. In other areas, efforts are being made to enhance disclosure and improve corporate transparency. These improvements should help build confidence in Greater China equities.

While we continue to favor the long term growth of technology in China, in particular the tier one players, we find it difficult to add meaningful alpha given the dominance of mega-cap internet names. Our strategy within the tech space is to diversify into smaller tech names whose growth potential is not yet fully factored in. For example, among the recent additions, we have a Taiwan based semiconductor foundry. We believe the company should be able to outgrow the smartphone market given new products in 3D sensing and the widening addressable market in automobile, internet of things, etc.

In Brief
Fund Data
Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$368.3
Median Market Cap (in billions)	$13.0
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 12/31/17)
	Fund	Benchmark[1]
One Month	2.39%	1.91%
Three Month	8.16%	6.60%
One Year	37.92%	44.19%
Three Year	9.45%	12.30%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 12/31/17)	$23.43 / $21.65

High / Low Ranges (52-Week)
High / Low NAV	$24.49 / $17.41
High / Low Market Price	$22.26 / $15.05
Premium/Discount to NAV (as of 12/31/17)	-7.60%

Fund Data (Common Shares)
Shares Outstanding	15,722,674
Average Daily Volume	25,756
Expense Ratio	1.49%

Fund Manager

Christina Chung, CFA, CMA

Lead Portfolio Manager

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ended December 31, 2017*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	2.39%	8.16%	37.92%	37.92%	9.45%	10.83%	5.17%	10.77%
Market Price	3.29%	9.03%	47.42%	47.42%	11.16%	10.26%	6.05%	10.07%
MSCI Golden Dragon Index	1.91%	6.60%	44.19%	44.19%	12.30%	10.42%	4.68%	—

Calendar Year Returns
	2010	2011	2012	2013	2014	2015	2016	2017
NAV	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%	0.60%	37.92%
Market Price	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%	-0.47%	47.42%
MSCI Golden Dragon Index	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%	5.75%	44.19%

Past performance is not a guide to future returns.

*	Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at December 31, 2017. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Information Technology	39.31%	37.91%
Financials	22.58%	23.61%
Consumer Discretionary	11.02%	8.67%
Industrials	6.49%	5.40%
Real Estate	5.76%	7.84%
Consumer Staples	4.30%	2.24%
Telecom Services	4.20%	3.99%
Energy	2.46%	2.91%
Health Care	1.30%	1.47%
Utilities	0.90%	3.16%
Materials	0.35%	2.81%
Other assets & liabilities	1.33%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	85.30%	77.83%
Hong Kong Red Chips	21.22%	8.14%
Hong Kong 'H' shares	19.82%	18.80%
Equity linked securities ('A' shares)	0.00%	0.00%
China 'A' & 'B' shares	0.00%	0.05%
Other Hong Kong securities	44.26%	34.86%
Others	0.00%	15.98%
Taiwan	13.37%	22.17%
Other assets & liabilities	1.33%	0.00%

Top 10 Holdings
TENCENT HOLDINGS LTD (China)	10.15%
ALIBABA GROUP HOLDING LTD (China)	7.80%
TAIWAN SEMIC CO LTD (Taiwan)	7.57%
CHINA CONSTRUCTION BANK CORP (China)	5.98%
PING AN INSURANCE (China)	4.52%
SUN HUNG KAI PROPERTIES LTD (H.K.)	4.44%
CHINA MERCHANTS BANK CO LTD (China)	3.85%
GLOBALWAFERS CO LTD (Taiwan)	2.63%
HK EXCHANGES & CLEARING LTD (H.K.)	2.45%
CHINA EVERBRIGHT INTL (China)	2.38%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	15.95	15.50
P/B Ratio	2.03	1.86
Issues in Portfolio	47	290
Foreign Holdings (%)	98.67	100.00
Other assets & liabilities (%)	1.33	0.00
Yield (%)	2.16	2.22

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630
12/9/16	12/19/16	12/21/16	1/5/17	$0.46780	$0.46780	—	—
12/8/17	12/18/17	12/19/17	1/4/18	$0.54930	$0.54930	—	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					39.31
TENCENT HOLDINGS LTD	700	406.00	719,000	37,362,601	10.15
ALIBABA GROUP HOLDING LTD ADR	BABA	172.43	166,500	28,709,595	7.80
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	229.50	3,614,000	27,871,465	7.57
GLOBALWAFERS CO LTD	6488	397.50	726,000	9,697,565	2.63
LARGAN PRECISION CO LTD	3008	4,020.00	52,000	7,024,548	1.91
NANYA TECHNOLOGY CORP	2408	76.20	2,724,000	6,975,110	1.89
DIGITAL CHINA HOLDINGS LTD	861	5.31	9,305,000	6,324,018	1.72
ASM PACIFIC TECHNOLOGY LTD	522	108.90	433,500	6,042,257	1.64
BAIDU INC ADR	BIDU	234.21	24,101	5,644,695	1.53
WIN SEMICONDUCTORS CORP	3105	283.00	399,000	3,794,445	1.03
CHUNGHWA PRECISION TEST TECH CO LTD	6510	1,145.00	99,000	3,809,164	1.03
GOLDPAC GROUP LTD	3315	2.37	4,970,000	1,507,603	0.41
Financials					22.59
CHINA CONSTRUCTION BANK CORP	939	7.20	23,898,000	22,022,987	5.98
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	81.35	1,599,000	16,649,002	4.52
CHINA MERCHANTS BANK CO LTD	3968	31.10	3,565,500	14,192,634	3.85
HONG KONG EXCHANGES & CLEARING LTD	388	239.80	293,800	9,017,438	2.45
BANK OF CHINA LTD	3988	3.84	15,500,000	7,618,072	2.07
CATHAY FINANCIAL HOLDING CO LTD	2882	53.50	2,880,000	5,177,680	1.41
FUBON FINANCIAL HOLDING CO LTD	2881	50.70	2,805,000	4,778,920	1.30
CITIC SECURITIES CO LTD	6030	16.12	1,810,000	3,734,443	1.01
Consumer Discretionary					11.03
NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP ADR	EDU	94.00	67,468	6,341,992	1.72
JD.COM INC ADR	JD	41.42	152,727	6,325,952	1.72
SANDS CHINA LTD	1928	40.35	1,058,400	5,466,074	1.48
SAIC MOTOR CORP LTD A	600104	32.50	999,407	4,987,827	1.35
QINGLING MOTORS CO LTD	1122	2.49	14,816,000	4,721,853	1.28
LI & FUNG LTD	494	4.29	8,120,000	4,458,569	1.21
CHINA INTERNATIONAL TRAVEL A	601888	43.34	640,632	4,263,666	1.16
GALAXY ENTERTAINMENT GROUP LTD	27	62.70	510,000	4,092,794	1.11
Industrials					6.48
CHINA EVERBRIGHT INTERNATIONAL LTD	257	11.16	6,146,000	8,778,876	2.38
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3 3311	10.94	3,602,000	5,043,630	1.37
QINGDAO PORT INTERNATIONAL CO LTD	6198	5.23	6,077,000	4,067,927	1.10
BEIJING ENTERPRISES HOLDINGS LTD	392	46.40	591,000	3,509,843	0.95
KING SLIDE WORKS CO LTD	2059	400.50	185,000	2,489,793	0.68
Real Estate					5.77
SUN HUNG KAI PROPERTIES LTD	16	130.40	979,000	16,339,639	4.44
CHINA OVERSEAS LAND & INVESTMENT LTD	688	25.15	1,516,000	4,879,995	1.33
Consumer Staples					4.31
CHINA MENGNIU DAIRY CO LTD	2319	23.25	2,872,000	8,546,525	2.32
WH GROUP LTD	288	8.82	4,713,500	5,321,012	1.45
VINDA INTERNATIONAL HOLDINGS LTD	3331	15.68	984,000	1,974,801	0.54
Telecom Services					4.19
PCCW LTD	8	4.54	8,623,000	5,010,677	1.36
CHINA UNICOM HONG KONG LTD	762	10.56	3,660,000	4,946,832	1.34
CHINA MOBILE LTD	941	79.25	356,500	3,616,105	0.98
CHUNGHWA TELECOM CO LTD	2412	106.00	532,000	1,894,988	0.51
Energy					2.46
CHINA OILFIELD SERVICES LTD	2883	7.61	5,860,000	5,707,744	1.55
CHINA PETROLEUM & CHEMICAL CORP	386	5.73	4,552,000	3,338,405	0.91

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Health Care					1.30
CSPC PHARMACEUTICAL GROUP LTD	1093	15.78	2,364,000	4,774,596	1.30
Utilities					0.90
CHINA RESOURCES POWER HOLDINGS CO LTD	836	14.56	1,778,000	3,313,411	0.90
Materials					0.35
TIANGONG INTERNATIONAL CO LTD	826	1.17	8,612,000	1,289,651	0.35

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2018 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-1217